MICROSOFT(R) CERTIFIED SOLUTION PROVIDER AGREEMENT


      THIS MICROSOFT CERTIFIED SOLUTION PROVIDER AGREEMENT IS BETWEEN THE MICROSOFT CORPORATION OR SUCH OTHER MICROSOFT SUBSIDIARY, AFFILIATE OR RELATED COMPANY ("MICROSOFT") AS IS SPECIFICALLY IDENTIFIED IN THE COUNTRY ANNEX, AS THOSE TERMS ARE DEFINED BELOW, AND THE MICROSOFT CERTIFIED SOLUTION PROVIDER (THE "MCSP") IDENTIFIED IN THE COUNTRY ANNEX AND IN THE FINAL INVOICE (MCSP), AS THOSE TERMS ARE DEFINED BELOW. THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL APPLY TO ALL BUSINESS ENTITIES AUTHORIZED AS MICROSOFT CERTIFIED SOLUTION PROVIDERS (MEMBER LEVEL, PARTNER LEVEL) AND AS MICROSOFT CERTIFIED TECHNICAL EDUCATION CENTERS (MICROSOFT CTEC, MICROSOFT CTEC PARTNER LEVEL).

      1.    DEFINITIONS:

      The following definitions shall apply to this Agreement, the Country Annex, the Site Annex, the MCSP Program Guide, the Final Invoice (MCSP) and to any and all additional annexes and addenda which currently comprise the Agreement (as defined below) or which may at a later date comprise the
Agreement:

            A. "PRODUCTS" shall mean such Microsoft software products which the MCSP is licensed to use herein, as well as other software products which Microsoft Corporation or an authorized Microsoft subsidiary may, from time to time, license the MCSP to use, but excluding any Beta Software (defined below).

            B. "MICROSOFT CERTIFIED SOLUTION PROVIDER" shall mean the business entity which has met certain MICROSOFT established requirements and which provide the Services (defined below).

            C. "SERVICES" shall mean the services as specified in the MCSP Program Guide.

            D. "SITES" shall mean (1) separate legal entities controlled by the MCSP or together with the MCSP are under the common control of a third party, or
(2) the additional divisions or offices of the MCSP which are not located at the MCSP's principal place of business. Unless otherwise provided, the term `MCSP' in this Agreement shall be deemed to include any Sites.

            E. "MICROSOFT CTEC" shall mean a Microsoft Certified Solution Provider which MICROSOFT has approved as a Microsoft Certified Technical Education Center and which shall provide the training services as more fully defined and described in the Microsoft Certified Technical Education Center Addendum and Microsoft CTEC Program Guide.

            F. "MICROSOFT CTEC PARTNER LEVEL" shall mean a Microsoft Certified Solution Provider which MICROSOFT has approved to be upgraded to the Microsoft CTEC Partner Level and which must fulfill the additional requirements set forth in the Microsoft CTEC Partner Level Program Guide.
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            G. "MCSP PARTNER LEVEL" shall mean the Microsoft Certified Solution
Provider which MICROSOFT has approved to be upgraded to the MCSP Partner Level and which must fulfill the additional requirements set forth in the MCSP Program Guide.

            H. "EFFECTIVE DATE" shall mean the date of MICROSOFT's electronic mail notification of acceptance which shall be confirmed by a written letter delivered within a Welcome Kit to a new MCSP or renewing MCSP.

            I. "MCSP PROGRAM GUIDE" shall mean the program guide which contains the specific MCSP Member or Partner Level requirements and benefits. The MCSP Program Guide may, from time to time, be subject to change at MICROSOFT's sole discretion.

            J. "MICROSOFT CTEC PROGRAM GUIDE," "MCSP PROGRAM GUIDE" AND "MICROSOFT CTEC PARTNER LEVEL WELCOME GUIDE" shall all have the meanings defined in the applicable addenda or documents. The Microsoft CTEC Program Guide, MCSP Program Guide applicable to member and partner level requirements and benefits, and Microsoft CTEC Partner Level Welcome Guide may, from time to time, be subject to change at MICROSOFT's sole discretion.

            K. "IDENTITY KIT" shall mean the guidelines governing the use and placement of any and all MCSP and/or Microsoft CTEC program logos. The Identity Kit shall be provided to an approved MCSP/Microsoft CTEC with the applicable Welcome Kit.

            L. "AGREEMENT" shall mean this agreement between MICROSOFT and the MCSP with respect to all terms, conditions, requirements, and benefits appearing herein, including but not limited to, the Site Annex (if applicable), the Country Annex, the MCSP Program Guide, the Microsoft CTEC Program Guide, the Final Invoice (MCSP), and any other applicable annexes and addenda (E.G., the Mircrosoft Certified Technical Education Center Addendum). The Site Annex, the Country Annex, the MCSP Program Guide and the Final Invoice (MCSP) are attached hereto and incorporated herein by reference.

            M. "TERM" shall mean the period from the Effective Date to and through December 31, 1999, and any subsequent one-year renewal terms as described in Section 3 below.

            N. "TERRITORY" shall mean the territory specifically set forth in the Country Annex.

            O. "MICROSOFT CERTIFIED PROFESSIONAL" shall mean the individuals who have been certified by MICROSOFT, or a third party authorized by MICROSOFT, as a Microsoft Certified Product Specialist, Microsoft Certified Systems Engineer, Microsoft Certified Solution Developer, Microsoft Certified Trainer, or such other certified professional designations as may be established.

            P. "ELECTRONIC ACCEPTANCE" shall mean the electronic expression of agreement with and acceptance of any amendments to the Agreement which may occur with each renewal term. Such electronic acceptance shall be signified by clicking on the appropriate "AGREE' button (or such other similarly designated button during the electronic agreement process).

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            Q. "FINAL INVOICE (MCSP)" AND "FINAL INVOICE (MICROSOFT CTEC)" shall mean, respectively, the invoice provided to the MCSP or Microsoft CTEC which indicates the proper Microsoft Certified Solution Provider or Microsoft CTEC fee for the Territory and which requires newly enrolling MCSPs or Microsoft CTECs, and under certain circumstances selected renewing MCSPs and Microsoft CTECs, to indicate its acceptance of the terms of this Agreement by signing and returning the invoice to MICROSOFT. All renewing and newly enrolling MCSPs and Microsoft CTECs must return the appropriate invoice in the manner identified in Section 17.J. Unless prohibited by the law of the Territory, any renewing MCSP or Microsoft CTEC shall indicate its acceptance of any amendments to the Agreement by Electronic Acceptance.

            R. "BETA SOFTWARE" shall mean the pre-release Territory specific version of certain Microsoft software products together with written documentation and related information.

            S. "BETA CD" shall mean a compact disk which MICROSOFT may, from time to time, deliver to the MCSP which shall contain the Beta Software.

            T. "BETA ONLINE DISTRIBUTION PROCESS" shall mean the process which MICROSOFT shall implement which will enable the MCSP to obtain certain Beta Software through an online distribution process.

            U. "BETA PROGRAM" shall mean the MICROSOFT Beta Evaluation Program through which the MCSP may receive Beta Software through the Beta Online Distribution Process and/or on Beta CDs.

            V. "MCSP WELCOME KIT"; shall mean the kit provided upon acceptance into the MCSP program that includes the first set of products and other program specific materials.

            W. "MICROSOFT CTEC WELCOME KIT" shall mean the kit provided upon acceptance into the Microsoft CTEC program that contains materials that will get the new Microsoft CTEC underway.

            X. "MICROSOFT CTEC PARTNER LEVEL WELCOME KIT" shall mean the kit provided upon acceptance into the Microsoft CTEC Partner Level program that contains materials that will get the new Microsoft CTEC Partner Level entity underway.

            Y. "PARTNER LEVEL WELCOME KIT" shall mean the kit provided upon acceptance into the MCSP Partner Level program.

            Z. "WELCOME KIT" shall collectively mean the MCSP Welcome Kit, the Microsoft CTEC Welcome Kit, the Microsoft CTEC Partner Level Welcome Kit and the Partner Level Welcome Kit.

      2.    APPOINTMENT

      MICROSOFT hereby appoints the MCSP as a non-exclusive Microsoft Certified Solution Provider at the Member Level in the Territory, and the MCSP accepts such appointment.

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Notwithstanding the foregoing, this appointment and this Agreement are conditioned on MICROSOFT's final approval of any new applicant or renewing MCSP, such approval shall be indicated by delivery of MICROSOFT's electronic mail notification of acceptance which shall be confirmed by a written letter delivered with the MCSP Welcome Kit. MICROSOFT's final approval shall be based on MCSP's compliance with the objective obligations and requirements of the Microsoft Certified Solution Provider program. The MCSP understands and agrees that MICROSOFT has the right but not the obligation, an a non-exclusive basis, to upgrade the MCSP to the MCSP Partner Level and/or approve the MCSP as a Microsoft CTEC or Microsoft CTEC Partner Level. If the MCSP is upgraded to the MCSP Partner Level and/or is approved to be a Microsoft CTEC or Microsoft CTEC Partner Level, then the MCSP shall be required to meet certain additional requirements and obligations and shall receive the additional benefits related to such appointments or upgrades.

      3.    TERM AND TERMINATION

            A. TERM: This Agreement shall take effect on the Effective Date and, unless earlier terminated as, provided herein, shall continue until December 31, 1999. This Agreement shall renew for additional terms of one year each, provided that i) the MCSP continues to meet any and all MCSP obligations and requirements, including but not limited to, timely payment of any applicable program fees hereto, and ii) the MCSP accepts and agrees to any and all changes, if any, in the terms and conditions of this Agreement in the manner identified in Section 17.J below. Any renewal term is conditioned on MICROSOFT's final approval, such approval shall be indicated by delivery of MICROSOFT's electronic mail notification of acceptance which will be confirmed by a written letter delivered within the MCSP Welcome Kit. If renewing MCSP does not receive MICROSOFT's final approval, this Agreement shall expire. Upon expiration or earlier termination of this Agreement, all rights and benefits granted by this Agreement shall revert to MICROSOFT and the MCSP shall immediately cease use of and destroy (i) any Products and Beta Software (ii) all internal use and training licenses, (iii) MSDN and TechNet licenses, (iv) if applicable, any licenses granted under the Microsoft Internal Use Product Program, (v) Beta Software licenses and (vi) the Microsoft Certified Solution Provider logo and any other MS logos, and shall cease to represent itself as a Microsoft Certified Solution Provider. Additionally, the MCSP shall immediately destroy any and all Beta CDs in the MCSP's possession or control. Termination and/or expiration of this Agreement shall immediately terminate the Microsoft CTEC Addendum and any other applicable addenda and terminate MCSP's appointment as an MCSP (Partner Level), Microsoft CTEC and Microsoft CTEC Partner Level.

            B. TERMINATION WITHOUT CAUSE: Either party shall have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the delivery of thirty (30) calendar days' (Japan only: sixty
(60) calendar days') prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement.

            C. IMMEDIATE TERMINATION WITH CAUSE: Unless otherwise prohibited by law and without prejudice to MICROSOFT's other rights or remedies, MICROSOFT shall have the right to immediately terminate this Agreement, without prior written notice to MCSP, in the event that any of the following occurs:

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               1.   If MCSP is in breach of 6A;

               2. If MCSP is discovered to be pirating any MICROSOFT products or otherwise engaged in any activities which the laws of the Territory prohibit; or

               3. If MCSP sells, transfers or assigns a significant portion of stock to a third party or enters into any transaction which results in MCSP's loss of management control over MCSP's organization.

            D. TERMINATION WITH CAUSE: Without prejudice to MICROSOFT's other rights or remedies, MICROSOFT shall have the right to terminate this Agreement immediately in the event that one or more of the following occurrences remains not cured for a period of thirty (30) calendar days (Japan only: sixty (60) calendar days) after MCSP has received notice from MICROSOFT that such occurrence constitutes a breach of the Agreement;

               1. If the MCSP makes any assignment for the benefit of creditors, files a petition in bankruptcy, or is adjudged bankrupt or becomes insolvent, or is placed in the hands of a receiver. The equivalent of any of these proceedings or acts, though known and/or designated by some other name or term in the Territory, shall likewise constitute grounds for termination of this Agreement; or

               2. If the MCSP breaches any other terms or conditions of this Agreement.

            E. TERMINATION OF SITES: Upon the expiration or earlier termination of this Agreement, all Sites authorized herein shall also be terminated. Within thirty (30) calendar days (Japan only: sixty (60) calendar days) from the effective date of any termination or expiration of the Agreement, such Sites may apply independently for authorization to become a Microsoft Certified Solution Provider.

      4.    MCSP SITES

      Upon MCSP's request, MICROSOFT may approve the Sites indicated on the Site Annex as additional Microsoft Certified Solution Providers, provided that such Sites are also located in the Territory and each individually meets the MCSP Member Level requirements, and provided that the MCSP shall be responsible for paying the additional fees arising from the addition of each Site. If the Site is a separate legal entity, MCSP herein unconditionally and irrevocably guarantees the payment and performance of that Site under the terms and conditions of this Agreement.

      5.    PAYMENT

      During the initial Term and any renewal Terms, the fee for the appointment as a Microsoft Certified Solution Provider under this Agreement shall consist of per annum payments as follows:

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            A. The Microsoft Certified Solution Provider fee which is the amount determined by the fee schedule set forth in Table 1 of the Final Invoice (MCSP); and

            B. The Site fee, which will vary depending on the number of sites, is the amount determined by the fee schedule set forth in Table 1 of the Final Invoice (MCSP).

      With respect to any renewing Microsoft Certified Solution Provider, all fees due under this Agreement shall be received by MICROSOFT by the date indicated in the MCSP Program Guide for the applicable renewal Term. The MCSP understands and agrees that if it is appointed as an Microsoft CTEC, it shall be required to pay the Microsoft CTEC fee in a timely manner. Any fee payments shall be submitted without any deduction whether by set-off, counterclaim or otherwise.

      6.    MCSP RESPONSIBILITIES AND OBLIGATIONS

            A. TRADEMARKS/LOGOS/REGISTERED MARKS: Nothing in this Agreement shall be construed as granting the MCSP with a license to use MICROSOFT's trademarks, trade names, or logos other than in the following manner: the MCSP is a "Microsoft Certified Solution Provider" or as is otherwise indicated in the Microsoft Certified Education Center Addendum. The specific guidelines concerning the size, placement and use of the Microsoft Certified Solution Provider name and logo are set forth in the Identity Kit. The MCSP shall use the appropriate trademark symbol (either "TM" [Standard trademark] or "(R)" [Registered trademark] in a superscript following the Product name) whenever a Product name is mentioned in any advertisement, brochure, or material circulated or published in any form whatsoever by the MCSP. The appropriate trademark symbol must be used in conjunction with references to each Product in all the MCSP's circulations or publications. MICROSOFT reserves the right to (1) review and approve all such trademark service names, trade names and logos MCSP uses, and (2) to amend any Microsoft trademarks, trade names, service marks or logos and agrees to notify the MCSP of any such amendments that are relevant to the MCSP's business. MCSP shall not, at any time, use or register any name, trademark, service mark, logo or symbol which may be confusingly similar to any Microsoft or Microsoft Corporation trademark, trade name, logo, symbol or product name.

            B. REPORTING: Upon MICROSOFT's request, the MCSP shall provide sales and service reports, using such forms as MICROSOFT shall from time to time provide, and deliver such reports to MICROSOFT at the address indicated on the reporting form. The MCSP warrants that such reports shall be true and correct to the best of its knowledge and belief.

            C. MEMBERSHIP APPLICATION AND PROFILE: MCSP represents and warrants that all the information provided on any registration or application form including, without limitation, its Member Application and/or Profile is, in all material respects, true and correct to the best of its knowledge and belief, and warrants that the information will continue to be so during the term of this Agreement unless otherwise notified in writing by MCSP to MICROSOFT. Should there be any changes in such information during the course of this Agreement, MCSP agrees to promptly inform MICROSOFT in writing giving details of such changes.

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

            D. MICROSOFT CERTIFIED PROFESSIONALS: The MCSP understands and agrees that it, at all times, shall employ the number and kind of MCPs as set forth in the MCSP Program Guide and, if applicable, the Microsoft CTEC Program Guide.

            E. SERVICE ESTIMATE: The MCSP shall use its best efforts to realize certain percentage of its gross revenue from the provision of the MCSP Services. Gross revenues shall be computed from revenues derived from services provided to third parties. The specific percentage referred to above shall be set forth in the MCSP Program Guide. The estimate shall not include those services, support, training or product distribution provided to any of the MCSP's Sites.

            F. PIRACY: MCSP shall use its best efforts to prevent the unauthorized duplication or pirating of the Product and shall take all available steps to protect against piracy and to protect MICROSOFT's right, title and interest in and to the Product. MCSP shall promptly notify MICROSOFT of any infringement in the Territory of any copyright or of any trademark of MICROSOFT.

      7.    MICROSOFT RESPONSIBILITIES AND OBLIGATIONS

            A. MICROSOFT LICENSE GRANTS FOR INTERNAL AND MARKETING USE:

      For internal and marketing uses only, MICROSOFT hereby grants to the MCSP, including each Site, a non-exclusive, non-transferable, royalty-free, terminable license to make and use the following:

               1. The number of authorized copies of the Products are set forth in the MCSP Program Guide. In all cases, use of the authorized copies of the Product are subject to the additional terms and conditions of the End User License Agreement, including but not limited to, any limitation and warranties, for the corresponding Product, except that the authorized copies shall not be resold, transferred or assigned to any third party. MICROSOFT reserves the right to change the Products (and number of authorized copies) licensed above and as may be provided through the Microsoft Internal Use Product Program, from time to time and in its sole discretion; and

               2. This grant of authorization for copies of the Products amends the End User License Agreements; however, the provisions of such End User License Agreements where unamended remain in full force and effect.

            B. TRAINING USE LICENSES: The MCSP, at its sole cost and expense, may offer training to customers on the Product. MICROSOFT hereby grants the MCSP permission to make the number of authorized copies set forth in the MCSP Program Guide for the sole purpose of providing training on the Microsoft Desktop Product. Training use of the Product is subject to the following conditions: (i) the MCSP shall destroy all authorized copies used outside of the MCSP location upon completion of on-site training; (ii) the MCSP may only reproduce the Product for which the MCSP conducts training classes; (iii) the MCSP agrees to be bound by the

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terms of the Microsoft End User License Agreement for each copy, except that such Product shall not be resold, transferred, or assigned to a third party,
(iv) the MCSP shall strictly control use of any authorized copies in accordance with the End User License Agreement; and (v) all authorized copies of the Product shall be true and complete authorized copies, including all copyright and trademark notices.

            C. PRODUCT SUPPORT: The MCSP may receive the product support benefits set forth in the MCSP Member Program Guide and, if applicable, the Microsoft CTEC Program Guide. The specific terms and conditions relating to use of product support shall be as specified under the terms of a separate product support agreement between the MCSP and MICROSOFT.

            D. ADVERTISING AND PROMOTIONAL MATERIALS: MICROSOFT may, in its sole discretion, reference the MCSP in advertising and promotional materials in connection with the sale and promotion of the Products. Uses of the MCSP's name include, but are not limited to: lists of the MCSP's for customer information, advertising of the Microsoft Certified Solution Provider program containing the MCSP's name. When a specific advertisement or promotion containing only the MCSP's name is planned, MICROSOFT will obtain the MCSP's written permission before such use. MICROSOFT shall also obtain the MCSP's written permission before use of any logo of the MCSP.

            E. CHANGES IN THE MCSP AGREEMENT FEATURES: The MCSP understands that MICROSOFT may expand, change the scope or contents of, and/or delete, any benefits offered under the Microsoft Certified Solution Provider program, including but not limited to expanding, changing the scope or contents of and/or deleting the MCSP Program Guide and, if applicable, the Microsoft CTEC Program Guide, and Microsoft CTEC Partner Level Program Guide. In the event that MICROSOFT adversely changes any program features, and should the MCSP be dissatisfied with those changes, the MCSP may terminate this Agreement in accordance with Section 3.B and will have no other recourse against MICROSOFT.

      8.    BETA EVALUATION PROGRAM

      MICROSOFT, at its sole discretion, may periodically provide a Beta Software to the MCSP at no additional charge. The MCSP understands and agrees that the Beta Software may be used only by the MCSP and its employees and that it is not entitled to receive any particular Beta Software or any commercial release version of a MICROSOFT Software appearing on any Beta CD or obtained through the Beta Online Distribution Process. The Beta Software provided herein may not contain all features ultimately included in the commercial release version of the software product and may contain features that will disable it at the end of the license period. MICROSOFT will not provide any product support for the Beta Software. Additionally, the following shall apply:

            A. END USER LICENSE AGREEMENT COVERAGE:

               1. With respect to any Beta Software provided on any Beta CDs, an End User License Agreement in printed and/or electronic form covering each Beta Software product will accompany each Beta CD. The MCSP will be entitled to install the number of authorized copies per

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                    Beta Software as is indicated in the appropriate Program
                    Guide. The MCSP acknowledges that by using a particular Beta Software product it agrees to the terms and conditions of the End User License Agreement for that product.

               2. With respect to the Beta Online Distribution Process, an End User License Agreement in electronic form covering each Beta Software product will be presented on screen during the online distribution process. The MCSP acknowledges that by using the Beta Software delivered through this process it agrees to all the terms of the on screen End User License Agreement. In addition to the EULA terms, MCSP understands and agrees that it shall bear any and all risks relating to the delivery of the Beta Software through the Internet, a public computer network that is not secure against intrusion by unauthorized persons, viruses or other disruptive elements. MCSP agrees to print and retain a copy of the applicable on screen EULA.

               3. If the MCSP does not agree with the terms and conditions of such the End User License Agreement and the additional terms set forth herein and in subsection 8.B below, the MCSP is not authorized to the particular Beta Software product.

            B. IN ADDITION TO THOSE WARRANTIES SET OUT IN THE EULA DISPLAYED ON-SCREEN DURING THE BETA ONLINE DISTRIBUTION PROCESS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MICROSOFT AND ITS SUPPLIERS DISCLAIM ALL IMPLIED WARRANTIES OF SECURITY (INCLUDING BUT NOT LIMITED TO, SECURITY OF WEB SITES, SERVERS, TRANSMISSION OR ACCESS), AND ABSENCE OF VIRUSES, WITH REGARD TO ANY BETA SOFTWARE PRODUCT AND ITS DELIVERY TO MCSP.

            C. CONFIDENTIALITY: The MCSP acknowledges and agrees that the Beta Software it receives is proprietary and confidential information of MICROSOFT and its suppliers and shall be subject to the terms and conditions of the Microsoft Non-Disclosure Agreement signed by the MCSP, if any. If the MCSP has not signed a Microsoft Non-Disclosure Agreement or if the agreement signed is limited in a manner such that it does not cover pre-release software, then this section shall apply. Subject to the exceptions set forth below, the MCSP agrees not to disclose or provide the Beta Software or any information the MCSP learns about the Beta Software to any third party, nor disclose any such information in a written publication. The MCSP may, however, disclose the information under judicial or other governmental order provided that the MCSP gives MICROSOFT reasonable written notice prior to such disclosure and that the MCSP complies with any applicable protective order or equivalent. With regard to any versions of the Beta Software for Microsoft(R) Windows(R), Windows NT(R), MS-DOS(R), and predecessor or successor versions (including products marketed as replacements) of these products, this confidentiality provision shall continue in effect until the earlier of one year from the date that the MCSP receives a Beta CD containing any such version(s) or the date the associated information is made public by MICROSOFT. For versions of any other Beta Software, this confidentiality provision will continue in effect until the earlier

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of three years from the date the MCSP receives a Beta CD containing such software or the date the associated information is made public by MICROSOFT. This confidentiality obligation applies only to Beta CDs and the associated Beta Software that the MCSP receives under the terms of this Agreement.

      9.    AUDIT

      During the Term, MICROSOFT and/or its designated representatives, shall have full access to the MCSP's pertinent books and records and shall have the right to make authorized copies of such materials as is reasonable to verify the MCSP's compliance with this Agreement. MICROSOFT shall conduct such audits during the MCSP's normal business hours and, from time to time, as MICROSOFT deems necessary.

      10.   CONFIDENTIALITY

      Except as otherwise provided herein, each party expressly undertakes to retain in confidence all information and know-how transmitted to the other that the disclosing party has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and expressly undertakes to make no use of such information and know-how except under the terms and during the existence of this Agreement. However, neither party shall have an obligation to maintain the confidentiality of information that (i) it received rightfully from a third party prior to its receipt from the disclosing party; (ii) the disclosing party has disclosed to a third party without any obligation to maintain such information in confidence; or (iii) is independently developed by the obligated party. Further, either party may disclose confidential information as required by governmental or judicial order, provided such party gives the other party prompt written notice prior to such disclosure and complies with any protective order (or equivalent) imposed on such disclosure. Each party shall treat all MICROSOFT product adaptation materials as confidential information and shall not disclose, disseminate, or distribute such materials to any third party without the other's prior written permission. Each party's obligation under this Section shall extend to the earlier of such time as the information protected hereby falls into the public domain through no fault of the obligated party or three (3) years following termination or expiration of this Agreement.

      11.   NEW PRODUCTS

      Notwithstanding any other provisions of this Agreement, MICROSOFT may elect at any time during the term of the Agreement to announce new MICROSOFT products to which the terms and conditions of this Agreement may not apply. New versions, updates, and maintenance releases of existing titles are not considered new MICROSOFT products.

      12.   WARRANTIES/LIMITED WARRANTIES/DISCLAIMERS

            A. MICROSOFT

            Except for any limited express warranties (if any) provided to MCSP by any applicable license agreement accompanying the Products or Beta Software (the "Limited

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Warranty"), no other warranties are made with respect to any Products or Beta
Software, Welcome Kits, any program guides, and any other services or materials provided by MICROSOFT to MCSP (collectively, "MS Materials"). EXCEPT FOR ANY SUCH LIMITED WARRANTIES (IF ANY) AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MICROSOFT PROVIDES THE MS MATERIALS `AS IS' AND, WITH RESPECT TO THE MICROSOFT MATERIALS, HEREBY DISCLAIMS, ALL WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE PROVISION OR OPERATION OF ANY MICROSOFT MATERIALS WILL BE TIMELY OR UNINTERRUPTED. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO THE MCSP. THE LIMITED WARRANTIES AND CONDITION REFERENCED ABOVE GIVE MCSP SPECIFIC LEGAL RIGHTS. MCSP MAY HAVE OTHERS, WHICH VARY FROM JURISDICTION TO JURISDICTION. Neither MCSP nor any of its employees or agents shall have the right to make any representation, warranty, or promise or give any instructions for use of the Product which instruction is not contained on the Product label or container, or authorized by Microsoft Corporation.

            B. MCSP

            MCSP hereby represents and warrants to MICROSOFT as follows:

               1. It warrants that all activities undertaken by it as a Microsoft Certified Solution Provider, including any and all services offered or provided by it under that designation, shall be provided with due care and skill, in compliance with any and all applicable laws in the Territory and in a manner which will not in any way, directly or indirectly, bring that designation or any other designation, name or mark with which MICROSOFT is associated into disrepute. Without limitation to the foregoing, MCSP shall in particular ensure that any end user complaint in respect of a product or service shall be dealt with in a reasonable manner. In this regard MCSP shall be deemed to have acted reasonably in respect of any such complaint if it responds promptly and in good faith to any such complaint and assists MICROSOFT to honor the terms and conditions of the End User License Agreement applicable to the Product which is the subject of any such complaint.

               2. MCSP hereby agrees to defend, indemnify and hold HARMLESS MICROS, its successors and parents, subsidiaries and affiliates and ITS AND their employees, officers and directors, from and against any loss, damage, costs or expenses (including reasonable attorney's fees) arising out of or in any way connected with the performance of the services or from the MCSP's (or any of its agents or employees) acts or omissions in connection with this Agreement.

               3. It hereby represents and warrants that the representatives of MCSP who have signed this Agreement, or in the case of Electronic Approval, the MCSP representatives who have signified MCSP's agreement and consent electronically online, are the authorized representatives of MCSP duly empowered to act on behalf of the MCSP and to legally bind the MCSP. MCSP hereby further represents and warrants that it has reviewed thoroughly and agrees to all components of this Agreement, including but not limited to, the Country Annex, the Site Annex (if applicable), the MCSP Program Guide and the Final Invoice (MCSP) as it appears in the format applicable to MCSP either online at http://www.microsoft.com/mcsp/ and off-line in the applicable data file download, or on paper as applicable. In addition, MCSP represents and warrants that all information provided herein (1) during the online and off-line contracting process, (2) in the MCSP application, and (3) in the Agreement is true and correct.

      13.   EXCLUSION OF INCIDENTAL, CONSEQUENTIAL AND OTHER DAMAGES

      TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL MICROSOFT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF PROFITS OR CONFIDENTIAL OR OTHER INFORMATION, FOR BUSINESS INTERRUPTION, FOR PERSONAL INJURY, FOR LOSS OF PRIVACY, FOR FAILURE TO MEET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER), ARISING OUT OF OR IN ANY WAY RELATED TO THE MS MATERIALS, EVEN IF MS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      14.   LIMITATION OF LIABILITY AND EXCLUSIVE REMEDY

      SUBJECT TO APPLICABLE LAW AND NOTWITHSTANDING ANY DAMAGES THAT MCSP MAY INCUR FOR ANY REASON WHATSOEVER, (INCLUDING WITHOUT LIMITATION, ALL DAMAGES REFERENCED IN SECTION 13 ABOVE AND ALL DIRECT OR GENERAL DAMAGES), THE ENTIRE LIABILITY OF MICROSOFT UNDER ANY PROVISION OF THIS AGREEMENT, OF THE MICROSOFT MATERIALS OR UNDER ANY LIMITED WARRANTY, AND MCSP'S EXCLUSIVE REMEDY AGAINST MICROSOFT (EXCEPT FOR ANY REMEDY OF REPAIR OR REPLACEMENT ELECTED BY MICROSOFT OR ANY OTHER PERSON UNDER ANY LIMITED WARRANTY), SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY MCSP FOR THAT PORTION OF THE MS MATERIALS THAT CAUSES THE DAMAGE.

      15.   U.S. GOVERNMENT RESTRICTED RIGHTS

      All Products provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995, are provided with commercial license rights only. All Products provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 are provided with RESTRICTED RIGHTS as provided for in FAR, 48 C.F.R. 52.227-14 (June 1987) or FAR, 48 CFR 252.227-7013 (OCT 1988), as applicable. COMPANY shall be responsible for ensuring that all Products are marked with the "Restrictive Rights" legend. Manufacturer is Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

      16.   EXPORT RESTRICTIONS

      All Products are subject to the export control laws and regulations of the United States. MCSP agrees that neither MCSP nor its customers intend to or will, directly or indirectly: (i) export or transmit any Product to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute (currently including, but not limited to Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria), without the prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission; (ii) provide any Product in any manner to any customer, or end user whom MCSP or its customer knows or has reason to know will utilize such Product in the design, development or production of nuclear, chemical or biological weapons, or (iii) to any end user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

      17.   GENERAL

            A. Except as otherwise provided, all notices, authorizations, and requests in connection with this Agreement shall be in writing and shall be deemed received two (2) business days after transmission by facsimile, five business days after being deposited in the mail (prepaid) for delivery in the same country, or ten business days after being deposited in the mail (prepaid) for delivery between different countries, at the addresses set forth in the Final Invoice (MCSP) or to such other address as the party to receive the notice so designates by written notice to the other.

            B. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications including all prior and current Microsoft Certified Solution Provider Agreements. EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS AGREEMENT SHALL ONLY BE AMENDED IN WRITING OR THROUGH THE ELECTRONIC DISPLAY OF THE AMENDED AGREEMENT. MCSP SHALL INDICATE ACCEPTANCE OF ANY AMENDMENTS IN THE MANNER IDENTIFIED IN SECTION 17.J.

            C. This Agreement shall be governed by the laws of the country in which MCSP has its principal place of business. If either MICROSOFT or the MCSP employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

            D. If a particular provision of this Agreement is terminated or held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, this Agreement shall remain in full force and effect as to the remaining provisions.

            E. No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

            F. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, franchise or agency relationship.

            G. The MCSP agrees that it shall inform its customers that the MCSP is an independent business from MICROSOFT, and shall not hold itself out as an agent of MICROSOFT, or attempt to bind MICROSOFT to any third party agreement.

            H. Sections 8B, 10, 12, 13, 14, 15, 16, and 17 shall survive the expiration or earlier termination of this Agreement.

            I. This Agreement, and any rights or obligations hereunder, shall not be assigned, sublicensed, or sub-contracted by the MCSP, without MICROSOFT's prior written consent.

      FOR ANY NEWLY ENROLLING MCSP, TO AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, THE SITE ANNEX (IF APPLICABLE), THE COUNTRY ANNEX, THE MCSP PROGRAM GUIDE, THE FINAL INVOICE (MCSP) AND ANY OTHER APPLICABLE ANNEXES AND ADDENDA (E.G., THE MICROSOFT CERTIFIED TECHNICAL EDUCATION CENTER ADDENDUM), AN AUTHORIZED REPRESENTATIVE OF THE MCSP MUST COMPLETE ALL REQUIRED INFORMATION AND SIGN, DATE, AND RETURN TO MICROSOFT A SIGNED PAPER COPY OF THE FINAL INVOICE (MCSP) AND THE SITE ANNEX (IF APPLICABLE) TOGETHER WITH A PAYMENT FOR THE APPROPRIATE FEES.

            J. FOR ANY RENEWING MCSP, MCSP'S ACCEPTANCE OF ANY AMENDED TERMS OF THE AGREEMENT SHALL BE INDICATED BY ELECTRONIC ACCEPTANCE AND THE SUBMISSION TO MICROSOFT OF THE FINAL INVOICE (MCSP), APPROPRIATE FEES AND THE SITE ANNEX (IF APPLICABLE). IF ELECTRONIC ACCEPTANCE IS NOT RECOGNIZED AS A VALID MEANS OF ACCEPTANCE IN THE TERRITORY OR IF THE CAPABILITIES OF THE ONLINE CONTRACTING PROCESS IN MCSP'S TERRITORY ARE LIMITED IN SCOPE, MCSP MUST RETURN A SIGNED FINAL INVOICE (MCSP), THE APPROPRIATE FEES AND THE SITE ANNEX (IF APPLICABLE) TO MICROSOFT.

      NOTE THAT NO BINDING AGREEMENT IS FORMED UNTIL MICROSOFT HAS FINALLY APPROVED MCSP AS A MICROSOFT CERTIFIED SOLUTION PROVIDER. IN ADDITION, NOTE THAT NEITHER THE CASHING OF THE MCSPS CHECK, NOR ACCEPTANCE OF PAYMENT OF FEES IN ANY MANNER WHATSOEVER, SHALL BE CONSIDERED "ACCEPTANCE" OF THESE AGREEMENTS BY MICROSOFT. MICROSOFT'S APPROVAL SHALL BE INDICATED BY MICROSOFT'S ELECTRONIC MAIL

      NOTIFICATION OF ACCEPTANCE WHICH WILL BE CONFIRMED IN A WRITTEN LETTER DELIVERED TO A NEW OR RENEWING MCSP WITHIN A MCSP WELCOME KIT.

      NOTE THAT IN EUROPE, THE MCSP INVOICE WILL BE DELIVERED TO THE APPLICANT OR RENEWING MCSP AFTER THE APPLICATION HAS BEEN SUBMITTED AND ACCEPTED AND THE BODY OF THIS AGREEMENT HAS BEEN RECEIVED BY MCSP.

      REMEMBER, FOR NEWLY ENROLLING MCSPS AND FOR ANY RENEWING MCSPS IN A TERRITORY WHICH DOES NOT RECOGNIZE ELECTRONIC ACCEPTANCE, YOUR SIGNATURE ON THE FINAL INVOICE (MCSP) INDICATES YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

               MICROSOFT(R) CERTIFIED SOLUTION PROVIDER AGREEMENT

MCSP/MICROSOFT CTEC

      The terms and conditions set forth herein are incorporated by reference into the Microsoft Certified Solution Provider Agreement. To the extent any terms set forth in this Country Annex are in conflict with the Core Terms and Conditions, the terms set forth herein shall govern.


MICROSOFT ENTITY:

Microsoft Corporation
One Microsoft Way
Redmond, WA
USA
98052

TERRITORY:

      For the purposes of this Agreement, the Territory shall be the country in which the MCSP is located. NOTWITHSTANDING THE FOREGOING, IF AN MCSP IS A MEMBER OF THE EUROPEAN UNION OR THE EUROPEAN FREE TRADE ASSOCIATION, ITS TERRITORY SHALL BE DEEMED TO BE BOTH THE EUROPEAN UNION AND THE EUROPEAN FREE TRADE ASSOCIATION. Notwithstanding the foregoing, if an MCSP is located in the United States or Canada, its Territory shall be deemed to be both the United States and Canada. As used herein, "United States" shall mean the continental states and Hawaii.

COUNTRY SPECIFIC LEGAL TERMS

      1. UNITED STATES AND CANADA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in the United States and Canada:

      SECTION 17(C ): If the MCSP has its principal place of business in the United States of America, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington. MCSP consents to jurisdiction and venue in King County, Washington.

      SECTION 17(K): A new subsection (K) is added to Section 17 as follows: "It is the express wish of the parties that this Agreement and all related documents be drawn up in English. C'est la volente expresse des parties que la presente convention ainsi que les documents qui s'y rattachent soient rediges en anglais."

                                      *******

      2. AUSTRALIA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in Australia:

      SECTION 2: The following sentence is added to the end of this Section: "It is an added condition of this Agreement that MCSP comply at all times for the duration of this Agreement with all criteria for the appointment of Microsoft Certified Solution Providers issued from time to time by Microsoft and in particular, without limitation, any criteria as to net revenue flowing to MICROSOFT arising out of MCSPs appointment hereunder. Additionally, all Sites must meet those same criteria for the appointment of Microsoft Certified Solution Providers."

      SECTION 12A: The following sentence is added after the second sentence of this Section: "TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, SUBJECT TO SECTION 7 AND ADDITIONALLY TO ANY PROVISION OF THIS AGREEMENT, THE LIMITED WARRANTIES GIVEN BY MICROSOFT IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY."

      SECTION 17: A new subsection (K) is added at the end of Section 17:

      Notwithstanding Sections 12A and 14 or any other provision of this Agreement, if anything arising out of or connected with this Agreement constitutes a supply of goods or services to a consumer, then Company may have the benefit of certain rights or remedies pursuant to the Trade Practices Act and similar state and territory laws in Australia, in respect of which liability may not be excluded or restricted and nothing in this Agreement will have the effect of so excluding or restricting those rights or remedies. Insofar as such liability may not be excluded, then to the maximum extent permitted by law such liability is limited, at MICROSOFT's exclusive option, in the case of Services, either by supplying the services again or the payment of the cost of having the services supplied again and in the case of goods, to either (a) replacement of the goods; or (b) correction of defects in the goods.

      SECTION 17: A new subsection (L) is added at the end of Section 17:

      NOTHING IN THIS AGREEMENT IS INTENDED TO PREJUDICE, OR HAVE THE EFFECT OF PREJUDICING, ANY RIGHTS MCSP MAY HAVE UNDER AUSTRALIAN LAW OR OF THE STATES OF AUSTRALIA WHICH CANNOT LEGALLY BE EXCLUDED OR RESTRICTED AND THE TERMS OF THIS AGREEMENT MUST BE READ ACCORDINGLY.

                                      *******

      3. PEOPLE'S REPUBLIC OF CHINA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in the People's Republic of China.

      SECTION 6(A): The following language is added at the end of Section 6(A):
      "As more fully described in the Identity Kit, MCSP shall be obliged to comply with all recorded formalities as a trademark licensee under the applicable laws of the People's Republic of China."

      SECTION 12: A new subsection (C) is added at the end of Section 12: "MCSP hereby represents and warrants to MICROSOFT at the time of the execution of this Agreement and during the term of this Agreement:

            (1) It is validly established as an enterprise legal person under the laws of the People's Republic of China;

            (2) It has been issued a business license which will be valid throughout the term of this Agreement;

            (3) The scope of business set forth on its business license is consistent with the activities which it will undertake under this Agreement;

            (4) It has been established with sufficient registered capital to assume the obligations set out under this Agreement;

            (5) It has authority to directly enter into and perform foreign economic contracts;

            (6) Its legal representative or a person validly authorized in writing by the legal representative has signed this Agreement, and

            (7) Each of the foregoing representations and warranties are true in respect of any Affiliate which will provide a Site.

      SECTION 17(C): The following is added between the first and second sentences of this Section: "This Agreement will be governed by the laws of the People's Republic of China. If a dispute arises in connection with the interpretation or implementation of this Agreement, either party may submit the dispute for arbitration to Beijing Arbitration Commission (the "Arbitration Commission") for arbitration in accordance with the rules of arbitration of such Arbitration Commission. The place of arbitration will be Beijing, the People's Republic of China. The arbitration proceeding shall be conducted in English. The arbitral award will be final and binding on both parties. If either Microsoft or MCSP employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party will be entitled to recover reasonable costs and attorneys' fees.

      SECTION 17(D): The following is added at the end of this Section: "Without limiting the generality of the foregoing, the parties hereby agree that in the event of any dispute concerning the enforceability of this Agreement,
      Section 3 of this Country Annex and Section 12(C) shall be interpreted as an independent agreement between the parties."

                                   *******

      4. INDONESIA

      SECTION 3A new subsection (F) shall be added as to this Section:

      To the extent necessary to implement the termination provisions of this Agreement, each of the parties hereby waives any right or obligation, it or the other party may have under any applicable law or regulation, including without limitation Article 1266 of the Indonesian Civil Code, to request or obtain the approval, order, decision or judgment of any court to terminate this Agreement.

      SECTION 17: The following language shall be added as subsection 17(K): "It is the express wish of the parties that this Agreement and all related documents be drawn up in English."

                                   *******

      5. NEW ZEALAND: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in New Zealand:

      SECTIONS 12 AND 14: Sections 12 and 14 shall only apply to the extent permitted by law.

      A new paragraph C shall be added to Section 12:

      "MCSP acknowledges that all Microsoft Software, Services and Products under this agreement are provided for business purposes and agrees that the Consumer Guarantees Act does not apply to their supply by Microsoft or acquisition by MCSP under this Agreement."

      A new paragraph D shall be added to Section 12:

      (a) Where MCSP is providing Microsoft Software, Services or Products (as applicable) to:

            (i) a consumer acquiring them for business purposes (as that term is defined in the Consumer Guarantees Act, 1993 ("Business Purposes"); or

            (ii) a person who may, whether directly or indirectly, sell the Microsoft Software, Services or Products to a consumer acquiring them for Business Purposes;

                  it must be a term of the MCSP's contract with that person that either the Consumer Guarantees Act, 1993 ("CGA") does not apply in respect of the Microsoft Software, Services or Products (as applicable) or, alternatively, that person will ensure that an agreement is entered into with the end consumer of the Microsoft Software, Services or Products (as applicable) to the effect that the CGA does not apply in respect of such Software, Services or Products.

      The MCSP shall indemnify MICROSOFT and its affiliates and hold MICROSOFT and its affiliates free and harmless from any costs, expenses, loss or damage incurred by MICROSOFT or its affiliates as a result of the MCSP or any purchaser from the MCSP failing to comply with the obligation contained in this Section.

                                                            FINAL INVOICE (MCSP)

                                                                   NORTH AMERICA

MSCP Company Name: Intraco Systems, Inc.
MSCP ID:   514759
Confirmation Number (required if you applied via the MCSP Application and Business Profile Tool):
Primary Contact:
Street Address 1  (not a PO Box):  3998 FAU Blvd.
Street Address 2: Suite 210
Street Address 3/Department/Mail Stop:
City/Town:  Boca Raton                                State/Province/County:  FL
Zip/Postal Code:  33431                               Name of Country: USA
Telephone: (561) 367-0600                             Fax: (561) 367-9376
Internet E-mail: MCSP@INTRACO.COM

ANNUAL FEE SCHEDULE:
The following annual fees apply to all new and renewing Microsoft Certified Solution Provider (MV|CSP) site locations. These prorated fees reflect membership ending December 31, 1999, regardless of the date you are approved.
Notes: For Renewing MCSPs: To ensure uninterrupted MCSP 99 program benefits beginning in January 1999, the application, invoice and fee must be submitted by December 1, 1998
- New MCSPs will start receiving benefits the month in which their application is approved.

Please find the fee corresponding to your application date and enter the fee in the space below. If you are purchasing a 5 incident pack of Priority Plus Technical support from Microsoft Product Support Services (PSS), please be sure to select the appropriate fee.

===============================================================================================================================
COUNTRY          PSS               RENEWING MCSPS                                   NEW MCSPs
                 SUPPORT           APPLICATION, INVOICE AND FEE MUST   APPLICATION, INVOICE AND FEE MUST BE SUBMITTED:
                 OPTION            BE SUBMITTED:
                 5 PROBLEMS
                 --------------------------------------------------------------------------------------------------------------
                                   By June 30, 1999  Jul 1 - Oct 1,    By Dec 15, 1998  Dec 16 1998 -     Jul 1, - Oct 1,
                                           1999           1999                          June 30 1999            1999
-------------------------------------------------------------------------------------------------------------------------------
United States    Without PSS        $1,395            $1,095            $1,595           $1,395                $1,095
(US Dollars)
-------------------------------------------------------------------------------------------------------------------------------
United States    With PSS           $1,870            $1,570            $2,070           $1,870                $1,570
(US Dollars)
-------------------------------------------------------------------------------------------------------------------------------
Canada           Without            $2,120            $1,665            $2,420           $2,120                $1,665
(Canadian        PSS
Dollars)
-------------------------------------------------------------------------------------------------------------------------------
Canada           With PSS           $2,840            $2,385            $3,150           $2,840                $2,385
(Canadian
Dollars)
===============================================================================================================================

The fees listed do not include taxes. You must calculate and add your tax as appropriate.
To assist in your tax calculation, please visit the MCSP Tax Calculation web site at: http://msp/microsoft.com/mcsptax.

Please add applicable sales tax for each of your site(s) that reside in the following states: AL, AR, AZ, CA, CO, CT, DC, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, ND, NE, NJ, NM, NV, NY, OH, OK, PA, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, WY, in Canada, add a 7% GST, 15% HST, and in BC and ON, add the PST per your provincial requirements. Microsoft's GST Registration number is R136625089. Microsoft Corporation U.S. Federal Tax ID# 91-1144442. Microsoft reserves the right to without notice correct tax rates and/or collect the state tax assessed by additional states as required by law. If you are a tax exempt organization, please attach a copy of your tax exemption certificate. For assistance in calculating the appropriate taxes for each site, please call 1-800-SOLPROV (1-800-765-7768).

PLEASE ENTER THE FOLLOWING INFORMATION FOR EACH SITE ENROLLED:

--------------------------------------------------------------------------------
MCSP ID/SITE LOCATION  ANNUAL FEE AMOUNT     APPLICABLE TAXES        AMOUNT DUE
--------------------------------------------------------------------------------
514759/Boca Raton      $1870.00           +  112.20            =     $1982.20
--------------------------------------------------------------------------------
                                          +                    =     $
--------------------------------------------------------------------------------
                                          +                    =     $
--------------------------------------------------------------------------------
                                          +                    =     $
--------------------------------------------------------------------------------
Total                  $1870.00           +  112.20            =     $1982.20
--------------------------------------------------------------------------------
(If needed, add additional page using the same format as above) MCSP Tax Calculation web site at: http://msp/microsoft.com/mcsptax
--------------------------------------------------------------------------------

MICROSOFT CERTIFIED   MICROSOFT CERTIFIED
  SOLUTION PROVIDER     TECHNICAL EDUCATION
                          CENTER

[GRAPHIC LOGOS OMITTED]

INVOICE TO

Unique Invoice Number: 8055
MCSP ID: 514759                             MCSP Applications Processing
Company Name: INTRACO SYSTEMS INC.          995 W. Levoy Drive
Address 1: 3998 FAU BLVD                    Salt Lake City, UT
Address 2: SUITE 210                        United States, 84123
Address 3:
City: BOCA RATON                            Tel: 1-800 SOL-PROV
State: FL                                   Tel: 1-800 765-7768
Postal Code: 33431                          Tel: 1-800 688-0496 (Microsoft CTEC)
Country/Territory: UNITED STATES            Fax: 1-801-579-2815
Customer Tax/VAT No:
                                            Email: solprov@msprograms.com
                                            Email: microsoftctec@msprograms.com

                                  FINAL INVOICE
--------------------------------------------------------------------------------------------
MCSP ID/COMPANY                DESCRIPTION           CURRENCY   UNIT      TAX/VAT TOTAL PRICE
NAME, CITY, STATE,                                              PRICE             (INCLUDING
COUNTRY/TERRITORY                                                                  TAX/VAT)
--------------------------------------------------------------------------------------------
           514759/                Microsoft Certified     USD      1395        0       1395
    Intraco Systems, Inc.,         Solution Provider
Boca Raton, FL, United States       Membership Fee
--------------------------------------------------------------------------------------------
                                                PROGRAM FEE(S) SUBTOTAL                1395
--------------------------------------------------------------------------------------------
                                                                TAX/VAT                   0
--------------------------------------------------------------------------------------------
                                                       TOTAL AMOUNT DUE                1395
--------------------------------------------------------------------------------------------


The Total Amount is not inclusive of Tax. For payment by credit card, applicable tax will be charged (a receipt will be mailed). For payment by check, please add your applicable tax.

*Please note if you are applying for Microsoft CTEC program along with the MCSP program, you do not need to calculate taxes on the Microsoft CTEC fee and will instead pay the set fee of $2500 US.